UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RICH STAR DEVELOPMENT CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	42-1769584
(State of Incorporation)	(I.R.S. Employer Identification No.)

10300 Charleston Blvd., Las Vegas, NV	89135
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

None	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-157305

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $0.001
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-166454) filed with the Securities and Exchange Commission on May 3, 2010, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (2)

(1)	Incorporated herein by reference from Exhibit 3.1 of the Company’s Registration Statement.
(2)	Incorporated herein by reference from Exhibit 3.2 of the Company’s Registration Statement.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 6th day of July 2011.

Rich Star Development Corporation

By:	/s/ Man Yee Kung
Man Yee Kung
President, Director, Chief Executive Officer and Interim Chief Financial Officer, Principal Executive Officer and Interim Principal Financial Officer